Exhibit 2

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of a statement on Schedule 13G (including all amendments thereto) (the “Statement”) with respect to the Ordinary Shares per value HUF 100, of Magyar Telekom Távközlési Nyilvánosan Müködö Részvénytársaság, and further agree that this Joint Filing Agreement be included as an exhibit to such Statement.  In evidence whereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of this 12th day of February 2010.

MAGYARCOM HOLDING GMBH

Date: February 12, 2010

Signature: /s/ Wolfgang Hauptmann

Name/Title: Wolfgang Hauptmann
Authorized Signatory, Magyar Holding GmbH

MAGYARCOM HOLDING GMBH

Date: February 12, 2010

Signature: /s/ Roman Zitz

Name/Title: Roman Zitz
Authorized Signatory, Magyar Holding GmbH

DEUTSCHE TELEKOM AG

Date: February 12, 2010

Signature: /s/ Dr. Guillaume Maisondieu

Name/Title: Dr. Guillaume Maisondieu
Chief Accounting Officer